SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  March 28, 2011
University General Health System, Inc.
(a Nevada Corporation)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

7501 Fannin Street
Houston, Texas 77054
(713) 375-7100

Hassan Chahadeh, M.D.
7501 Fannin Street
Houston, Texas 77054
(713) 375-7100
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01- Completion of Acquisition and Disposition of Assets

Effective March 28, 2011 SeaBridge Freight Corp.  a Nevada corporation (the “Company”) completed the transactions described in the definitive Agreement and Plan of Reorganization dated March 10, 2011 and acquired 100% of the outstanding equity interests of University General Hospital, LP, and its general partner, University Hospital Systems, LLP.  At the same time, the Company changed its name to “University General Health System, Inc.” and will conduct its business operations in that name.

The Company is a diversified, integrated, multi-specialty health care provider that delivers concierge physician and patient oriented services providing timely and innovative health solutions that are competitive, efficient and adaptive in today’s health care delivery environment. The UGHS business model anticipates the acquisition of acute care “host” hospitals and the development and operation of regional health networks within a defined radius of each host hospital that can provide services under the Company’s acute care hospital licenses. Such regional health networks and ancillary services will reflect a vertically integrated, diversified system, which will include provider-based “Hospital Outpatient Departments” (HOPDs) of the host hospitals and may consist of Ambulatory Surgical Centers, Free-Standing Emergency Rooms, Free-Standing Procedure Facilities, Diagnostic Imaging Treatment Facilities, HBOT/Wound Care Centers, and/or other ancillary service providers.  The Company currently owns and operates a 72-bed acute care hospital in Houston, Texas.

The Company is headquartered in Houston, Texas and its common stock trades on the Over-the-Counter Market under the symbol “UGHS.PK”.

In connection with the acquisition described above and immediately after the acquisition, the Company disposed of its wholly-owned subsidiary, SeaBridge Freight, Inc. a Delaware corporation.  The disposed subsidiary is in the business of providing container-on-barge, break-bulk and out-of-gauge freight transport service between Port Manatee of Tampa Bay, FL and Port Brownsville, Texas. In consideration of the disposition, the Company received and cancelled 135,000,000 outstanding shares of common stock of the Company from existing shareholders.

As required by Item 9.01 of Form 8-K, within 71 days after the date hereof, the Company will prepare and file with the SEC an amendment to this Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X of the Securities Exchange Act for the periods specified in Rule 3.05(b)(2) or Rule 8-04(b) thereunder.

ITEM 3.02 - Unregistered Sale of Equity Securities

In connection with the acquisition described in Item 2.01, effective March 28, 2011, the company issued 232,000,000 shares of common stock to the persons holding equity interests in University General Hospital, LP, and University Hospital Systems, LLP in exchange for their respective interests in the acquired partnerships.

The shares were issued without registration in reliance on the exemption in Section 4(2) of the Securities Act of 1933. We believe the exemption is available because of the substantial preexisting relationships with the persons holding such equity interests and the offering was made solely and only to such persons without any public offering or solicitation.

ITEM 5.01 – Change in Control of Registrant

The acquisition described in Item 2.01 and the issuance of common stock described in Item 3.02 effected a change in control effective March 28, 2011.  The identity of the persons who acquired control, the basis of the control, the identity of the persons from whom the control was assumed, any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters as well as the information required by Item 403(c) of Regulation S-K are included in the Information Statement filed pursuant to Section 14(f) of the Securities Exchange Act and SEC Rule 14f-1 on March 10, 2011.

ITEM 9.01 – Financial Statements and Exhibits

Within 71 days after the date hereof, the Company will prepare and file with the Securities and Exchange Commission an amendment to this Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X of the Securities Exchange Act for the periods specified in Rule 3.05(b)(2) or Rule 8-04(b) thereunder.

EXHIBIT                      DESCRIPTION

Exhibit 99     Press Release

Exhibit 2                       Agreement and Plan of Reorganization

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

University General Health System, Inc.

Date: April 1, 2011	By: /s/ Hassan Chahadeh, M.D.
Name: Hassan Chahadeh, M.D. Title: Chairman of the Board